Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

          This Securities Purchase Agreement (this “Agreement”) is dated as of August 13, 2012, between AMERICAN NATURAL ENERGY CORPORATION, an Oklahoma corporation (the “Company”), and PALO VERDE ACQUISITIONS, LLC, a Nevada limited liability company (the “Purchaser”).

          WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell Purchaser and Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

          1.1      Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

          “12% Convertible Debentures” means the 12% Convertible Debentures issued by the Company to the Purchaser on the First Closing Date and on the Second Closing, in the form of Exhibit A-1 attached hereto.

          “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

          “Commission” means the United States Securities and Exchange Commission.

          “Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

          “Conversion Price” shall have the meaning ascribed to such term in the Debentures.

          “Debentures” means, collectively, the 12% Convertible Debentures.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          “First Closing Date” means the date hereof.

          “First Closing Subscription Amount” means $2,000,000.

          “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

           “Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) .

          “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

           “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

           “Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e) .

          “Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Debentures, ignoring any conversion or exercise limits set forth therein

           “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h) .

          “Second Closing” means the Trading Day on which all conditions precedent to (i) the Purchaser’ obligations to pay the Subscription Amount for the Second Closing and (ii) the Company’s obligations to deliver the Securities for the Second Closing, in each case, have been satisfied or waived.

          “Second Closing Date” means the date of the purchase and sale of the Securities issuable at the Second Closing. For purposes of clarification, absent a written waiver from the Purchaser, the Second Closing shall not occur if the conditions to the Second Closing are not met.

          “Second Closing Subscription Amount” means $1,000,000.

          “Securities” means the Debentures, the Warrants, the Warrant Shares, and the Underlying Shares resulting from the conversion of the Debentures or the exercise of the Warrants.

          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           “Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

           “Trading Day” means a day on which the principal Trading Market is open for trading.

          “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the TVX Venture Exchange, or the OTC Bulletin Board (or any successors to any of the foregoing).

           “Transaction Documents” means this Agreement, the Debentures, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

          “Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants.

          “Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchaser on the First Closing Date and on the Second Closing Date in accordance with Section 2.2(a) and (b) hereof, respectively, which Warrants shall have a term of exercise equal to 2 years from the applicable date of issuance, in the form of Exhibit C attached hereto.

          “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1      Closings.

          On the First Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, $2,000,000 in principal amount of 12% Convertible Debentures with a due date of two years, and Warrants to purchase up to a number of shares of Common Stock equal to 20,000,000 Warrant Shares, with an exercise price equal to $0.23. On the Second Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, $1,000,000 in principal amount of 12% Convertible Debentures with a due date of two years, and Warrants to purchase up to a number of shares of Common Stock equal to 10,000,000 Warrant Shares, with an exercise price equal to $0.23. On each of the First Closing Date and the Second Closing Date, Purchaser shall deliver to the Company via wire transfer or a certified check of immediately available funds (and executed by the Purchaser) equal to the First Closing Subscription Amount and the Second Closing Subscription Amount, respectively, and the Company shall deliver to Purchaser its respective Debentures and Warrants, as applicable, and the Company and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the applicable Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 or 2.4, as applicable, each such closing shall occur at the offices of the Company or such other location as the parties shall mutually agree.

2.2      Deliveries.

          (a)      First Closing.

          (i)      On the First Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

          (A)      this Agreement duly executed by the Company;

          (B)      a 12% Convertible Debenture with a principal amount equal to the First Closing Subscription Amount, registered in the name of Purchaser; and

          (C)      a Warrant registered in the name of Purchaser to purchase up to a number of shares of Common Stock equal to 20,000,000 Warrant Shares, with an exercise price equal to $0.23, subject to adjustment therein.

          (ii)      On the First Closing Date, the Purchaser shall deliver to the Company via wire transfer or a certified check of immediately available funds (and executed by the Purchaser) equal to the First Closing Subscription Amount.

          (b)      Second Closing.

          (i)      On the Second Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

          (A)      a 12% Convertible Debenture with a principal amount equal to the Second Closing Subscription Amount, registered in the name of Purchaser; and

          (B)      a Warrant registered in the name of Purchaser to purchase up to a number of shares of Common Stock equal to 10,000,000 Warrant Shares, with an exercise price equal to $0.23, subject to adjustment therein.

          (ii)      On the Second Closing Date, the Purchaser shall deliver to the Company via wire transfer or a certified check of immediately available funds (and executed by the Purchaser) equal to the Second Closing Subscription Amount.

          2.3      First Closing Conditions. The obligations of the Purchaser hereunder in connection with the First Closing are subject to the receipt by the Company of the conditional approval to the issuance of the Debentures and the Warrants by the TSX Venture Exchange.

          2.4      Second Closing Conditions.

          (a)      The obligations of the Company hereunder to consummate the Second Closing are subject to the following conditions being met:

          (i)      the accuracy in all material respects on the Second Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

          (ii)      all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Second Closing Date shall have been performed; and

          (iii)      the delivery by Purchaser of the Second Closing Subscription Amount.

          (b)      The obligations of the Purchaser hereunder to consummate the Second Closing are subject to the following conditions being met:

          (i)      the accuracy in all material respects when made and on the Second Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

          (ii)      all obligations, covenants and agreements of the Company required to be performed at or prior to the Second Closing Date shall have been performed;

          (iii)      the delivery by the Company of the items set forth in Section 2.2(b)(i) of this Agreement;

          (iv)      there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

          (v)      the Common Stock shall be listed or quoted for trading on any Trading Market.

          (c)      The conversion limitation described in Section 4.2 shall have been eliminated;

          (d)      There shall have been no material litigation filed or threatened against the Company;

          (e)      The Company shall have binding commitments to finance its oil and gas operations, exclusive of Purchaser, in an amount of not less than $8 million; and

          (f)      Three fifths (3/5) or more of the members of the Board of Directors of the Company shall have been appointed by the Purchaser.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

          3.1      Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Purchaser:

          (a)      Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

          (b)      Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; or (iv) a material decline or reduction, other than from the production of hydrocarbons, in the net reserves reflected in the Reserve Report for the Bayou Couba Field prepared by Sumna Engineering Inc. dated March 15, 2012, or a material adverse change in the data contained in the Inventory Tables attached thereto (any of (i), (ii), (iii) or (iv), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

          (c)      Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.

          (d)      No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

          (e)      Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the following, which the Company has no reason to believe will cause any material delay in the issuance of the securities provided by the Transaction Documents: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and Form 4B with the TSX Venture Exchange and such filings as are required to be made under applicable state and province securities laws and (v) the consent of the holder of senior secured debentures issued in January, 2012 (collectively, the “Required Approvals”).

          (f)      Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock at least equal to the Required Minimum on the date hereof.

          (g)      Capitalization. The capitalization of the Company is as set forth in its most recent Form 10-Q for the period ending 3/31/12 and also includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof and will include an additional seven million shares to be issued in a private placement as disclosed in Form 8-K, filed in June, 2012. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act.

          (h)      SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The SEC Reports, as of the filing date thereof, are in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading The financial statements of the Company included in the SEC Reports are prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly reflect the consolidated financial condition, statement of oerations and other comprehensive income, stockholders’ equity (deficit) and cash flows.

          (i)      Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.

          (j)      Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

          (k)      Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.

          (l)      Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

          3.2      Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the applicable Closing Date to the Company as follows (unless as of a specific date therein):

          (a)      Organization; Authority. Purchaser is a Nevada limited liability company, duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

          (b)      Own Account. Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

          (c)      Purchaser Status. At the time Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

          (d)      Experience of Purchaser. Purchaser, either alone or together with its representatives and advisers, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

          (e)      General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (f)      Review of Information. The Purchaser is fully aware that the Company files required information and disclosure reports with the Commission and that such reports are publically available on the EDGAR retrieval system website of the Commission. The Purchaser is also aware that the Company’s shares trade on the TSX Venture Exchange in Canada under the symbol ANR.U. The Purchaser has carefully reviewed the:

i)	Annual Report of the Company on Form 10-K dated December 30, 2011;
ii)	Quarterly Report on Form 10-Q dated March 30, 2012;
iii)	Form 8-K Current Report Forms dated June, 11, 2012 and August 5, 2012;
iv)	Definitive Proxy Statement dated October 5, 2011 and the Revised Definitive Proxy Statement dated October 7, 2011;
v)	Financial, market and disclosure information regarding the Company available through the TSX Venture Exchange at http://tmx.quotemedia.com/quote.php?qm_symbol=ANR.U;
vi)	The forms of Debentures and Warrants; and
vii)	Geological, production and other information regarding the Company’s oil and gas properties.

The Purchaser fully understands the risks, rights and obligations associated with purchase and ownership of the Debentures and Warrants and the Purchaser has reviewed the risk factors of investing in the Company as set forth in Company’s Annual Report on Form 10-K and in other reports of the Company.

          (g)      Knowledge of Private Placement. The Purchaser understands and that in addition to the issuance of the Debentures and Warrants to Purchaser, the Company has also entered into a subscription agreement for a private placement of the Company's common stock with an Oklahoma corporation affiliated with the Manager of the Purchaser, and other individuals, for the sale of 7 million shares of the Company’s common stock at a price of $0.06 per share. This private placement transaction is currently pending approval by the TSX Venture Exchange.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1      Transfer Restrictions.

          (a)      The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

          (b)      The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.”

          4.2      Furnishing of Information; Public Information. Until the last to occur of three (3) years or the time that (i) Purchaser owns no Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and shall use all reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

          4.3      Purchaser’s Conversion Limitations. The Company shall not affect any conversion of this Debenture, and the Purchaser shall not have the right to convert any portion of a Debenture or exercise any Warrant, to the extent that after giving effect to such conversion or exercise, the Purchaser (together with the Purchaser’s Affiliates, and any Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates shall include the number of shares of Common Stock issuable upon conversion of any Debenture or exercise of any Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of any Debenture beneficially owned by the Purchaser or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by the Purchaser or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Purchaser may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Purchaser, the Company shall within five (5) Trading Days confirm orally and in writing to the Purchaser the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Debenture or Warrant, by the Purchaser or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be no more than 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of any Debenture held by the Purchaser or exercise of any Warrant held by the Purchaser, unless approved by the shareholders. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of any Debenture or Warrant.

          4.4      Shareholder Vote to Approve Conversion Amounts above the Beneficial Ownership Limitation. The Company and its Board of Directors shall use their best efforts to seek the approval of the Company’s shareholders to allow conversion of all Debentures owned by Purchaser and the exercise of all Warrants owned by the Purchaser at the next shareholders meeting. A shareholders meeting will be called during the second half of 2012.

          4.5      Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchaser in order to exercise the Warrants or convert the Debentures. Unless a transfer of the Warrants or Debentures is required in connection therewith, no additional legal opinion, other information or instructions shall be required of the Purchaser to exercise their Warrants or convert their Debentures. The Company shall honor all duly delivered exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

               4.6      Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for expenditures relating directly to the exploration, drilling, and production of its oil and gas properties in the Bayou Couba Field, St. Charles Parish, Louisiana, in accordance with the authorization for expenditure attached hereto as Schedule 4.6 and shall not use such proceeds for the satisfaction of the Company’s debt (other than payment of trade payables incurred in the ordinary course of the Company’s business and prior practices in an amount not to exceed $100,000).

          4.7      Reservation and Listing of Securities.

          (a)      The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

          (b)      If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

          (c)      The Company shall use best efforts to cause the Common Stock, including the Underlying Shares, to be approved for listing or quotation on a US Trading Market and thereafter maintain the listing or quotation of such Common Stock on a US Trading Market.

          4.8      Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the applicable Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

          4.9      Registration of Shares. The underlying Common Stock to be issued to Buyer upon conversion of the Debentures and exercise of the Warrants pursuant to this Agreement shall be included on any registration statement filed by the Company after the date hereof, at the expense of the Company, unless such shares may be resold without any limitation or restriction pursuant to Rule 144. The Purchaser shall have the right to demand the registration of its shares at least once annually at the expense of the Company.

          4.10      Information about the Company. The Purchaser shall have access to the Company’s books of account, financial records, oil and gas reserve and production and well information upon request; provided, that such information (i) shall be confidential in the hands of Purchaser to the same extent as it was confidential in the hands of the Company; and (ii) such information, if confidential, will not be used as the basis for transactions in securities of the Company by Purchaser.

          4.11      Warrant Exercise Proceeds. The proceeds received by the Company from the exercise of Warrants shall be used exclusively for oil and gas development by the Company in Bayou Couba, St. Charles Parish, Louisiana.

ARTICLE V.
MISCELLANEOUS

          5.1      Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

          5.2      Notices.

          All notices, requests, demands, instructions or other communications called for hereunder or contemplated hereby shall be in writing and shall be deemed to have been given if personally delivered in return for a receipt, or if mailed by registered or certified mail, return receipt requested, to the parties at the addresses set forth below. The date of the mailing or of personal delivery shall be the date of giving notice. Any party may change the address to which notices are given, by giving notice in the manner herein provided.

          (a)      Notice to the COMPANY shall be addressed as follows:

American Natural Energy Corporation
6100 South Yale, Suite 2010
Tulsa, Oklahoma 74136
Attn: Michael K. Paulk, President
Telephone: (918) 481-1440
Fax: (918) 481-1473
Email: Mike@annrg.com

          (b)      Notice to the PURCHASER shall be addressed as follows:

Palo Verde Acquisitions, LLC
7711 East 111th , Suite 121
Tulsa, Oklahoma 74133
Attn: Paul A. Ross, Manager
Telephone: (918) 459-1000
Email: pross@pvfunds.com

          5.3      Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

          5.4      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Oklahoma, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Tulsa, Oklahoma. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Tulsa, Oklahoma for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

          5.5      Survival. The representations and warranties contained herein shall survive the applicable Closing and the delivery of the Securities.

          5.6      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

          5.7      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER

PALO VERDE ACQUISITIONS, LLC

/s/ Paul A. Ross
Paul A. Ross, Manager

COMPANY

AMERICAN NATURAL ENERGY CORPORATION

/s/ Michael K. Paulk
Michael K. Paulk, President